UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 17, 2007

Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

0-25060	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

309 North Fifth Street
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 17, 2007, Supertel Limited Partnership, a limited partnership 97% owned by Supertel Hospitality, Inc., entered into a purchase agreement to purchase seven hotels from Musselman Hotels II, LLC. The purchase price for the hotels is $14,400,000, subject to downward adjustment for the hotels’ positive cash flows occurring from January 1, 2007 through the closing of the transaction. Supertel intends to fund the purchase price from new borrowings to be negotiated. The hotels are located in: Ashland, Kentucky (Days Inn); Brooks, Kentucky (Comfort Inn); Cave City, Kentucky (Quality Inn); Glasgow, Kentucky (Comfort Inn); Glasgow, Kentucky (Days Inn); Louisville, Kentucky (Comfort Suites); and Louisville, Kentucky (Sleep Inn). The closing of the transaction is expected to occur on July 2, 2007, and is subject to customary closing conditions including inspections (i.e., property and title surveys, environmental surveys and appraisals), accuracy of representations and warranties and compliance with covenants and obligations under the purchase agreement and obtaining satisfactory financing.

The purchase agreement for the seven hotels is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 2.1	Purchase and Sale Agreement, dated January 17, 2007, between Supertel Limited Partnership and Musselman Hotels II, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: January 22, 2007	By: /s/ Donavon A. Heimes
Name: Donavon A. Heimes
Title: Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description
2.1	Purchase and Sale Agreement, dated January 17, 2007, between Supertel Limited Partnership and Musselman Hotels II, LLC.